EXHIBIT 10.30


              PRIVATE LABEL WEB SITE AND CROSS PROMOTION AGREEMENT

     This PRIVATE LABEL WEB SITE AND CROSS PROMOTION AGREEMENT ("Agreement"), by and between YP.Net, Inc, a Nevada corporation, with a principal place of business located at 4840 East Jasmine Street, STE 105, Mesa, AZ 85205 ("YP.NET"), and ClientCare Inc., a Arizona corporation with a principal place of business located at 3546 E, Caballero Street Mesa, Arizona 65213 ("CLIENTCARE INC"), is effective as of _2-20_, 2002 (the "EFFECTIVE DATE").

                                    RECITALS

     WHEREAS, YP.Net owns and operates an Internet-based Web Site creation and hosting service currently known as "Ypsites.net," with a Home Page currently located at http://www.ypsites.net, which develops and hosts personalized web sites for small business owners ("YP.Net's Web Site").

     WHEREAS, ClientCare Inc owns and operates a Web Site currently known as "ClientCare Inc." with a Home Page currently located at http://www.ezwsite.com which provides the tools and media that allow businesses the ability to contribute Intelligent Intuitive Information to the online information marketplace.

     WHEREAS, the parties desire that YP.Net develop, host, and maintain a private label service to allow ClientCare Inc to resell YP.Net's Services to small business owners and to other web site operators for resale to their small business owners. Also, the parties desire to cross promote and sell the service offerings of both YP.Net and ClientCare Inc through the YP.Net Network.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereby agree as follows:

                                    AGREEMENT

1.   DEFINITIONS

     "BRAND FEATURES" means any trademarks, service marks, logos, trade names or other identifying names or marks, which are proprietary to a party and which are used by that party to identify its business, products and/or services.

     "CONFIDENTIAL INFORMATION" means any information, oral or written, disclosed by either party to the other pursuant to this Agreement except as excluded below. "Confidential Information" includes, without limitation, the terms and conditions of this Agreement, registration information, security measures, information relating to released or unreleased services, marketing or promotion of any service or product, business policies or practices, suppliers, customer base, customer information, ClientCare Inc Materials or information received from others that a party is obligated to treat as confidential. "Confidential Information" will not include information that; (i) is or becomes generally known or available by publication, commercial use or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible farm by the receiving party at the time of disclosure and is not subject to restriction; (iii) is independently and rightfully developed or learned by the receiving party; (iv) is lawfully obtained from a third party that has the right to make such disclosure; or (v) is made generally available by the disclosing party without restriction on disclosure. This paragraph supersedes any other provision in this agreement.

     "CLIENTCARE INC BRAND FEATURES" means any trademarks, service marks, logos, trade names or other identifying names or marks, which are proprietary to ClientCare Inc end which are used to identify its business, products and/or services.


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     "CLIENTCARE INC. MATERIALS" means any Information and materials provided by
ClientCare  Enc  to  YP.NET under  this  Agreement

     "CLIENTCARE INC PRIVATE LABEL SERVICE" means a Private Label Service offered by ClientCare Inc to SBOs and to ClientCare Inc Tier 2 Associates (for resale to their SBOs), which allows SBOs to create and maintain their own web sites.

     "CLIENTCARE INC SBO" means a small business owner or other end user to whom ClientCare Inc sells the ClientCare Inc Private Label Service pursuant to this Agreement.

     "CLIENTCARE INC TIER 2 ASSOCIATE" means a Tier 2 Associate to whom ClientCare Inc sells Private Label Services for resale to the Associate's SBOs.

     "GROSS REVENUES" means the fees or other sums collected by YP.Net from the sale of ClientCare Inc Private Label Services pursuant to this Agreement, without deduction for Transaction Fees and applicable taxes.

     "HOME PAGE" means the initial Web Page of a Web Site seen by a user once the user has directed web browsing technology to access the Web Site's URL.

     "LINK" means an embedded icon, object, graphic or text within a Web Page that consists of a hypertext pointer to the URL address of a Web Page.

     "NET REVENUES" means Gross Revenues collected by YP.Net from the sale of ClientCare Inc Private Label Services pursuant to this Agreement

     "PARTNERS" means all Tier 1 Partners and Tier 2 Associates.

     "PARTNER SERVICES" means the services offered by any Partners via the YP.Net Network, .but. excluding any services provided by YP.Net.

     "PRIVATE LABEL SERVICE" means the web services offered by any Partners to SBOs through the YP.Net Network, which allow the SBOs to create and maintain their own web sites and which consist of (i) YP.Net Basic Services.

     "SBOS" means those small business owners or other end users of any Private Label Service.

     "Services" means the YP.Net Basic Services.

     "SPECIFICATIONS" means the content and technical specifications for the ClientCare Inc Private Label Service attached hereto as Exhibit A, as such may be amended by mutual agreement of the parties from time to time.

     "TIER 1 PARTNER" means the operator of a web site, to whom YP.Net has granted the right to offer a Private Label Service directly to SBOs and to Tier 2 Associates. ClientCare Inc is a Tier 1 Partner.

     "TIER 2 ASSOCIATE" means the operator of a web site, to whom a Tier 1 Partner has granted the right to offer a Private Label Service to that website operator's own SBOs. However, a Tier 2 Associate cannot sell Services to either a Tier 1 Partner or other Tier 2 Associate.

     "TRANSACTION FEE" means the actual amount of the credit card processing fee charged to YP.Net at the time of processing of any order placed through the YP.Net Network.

     "MONTHLY SERVICE FEE" means the monthly cost of YP.Net's Basic Services to ClientCare Inc.


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     "USER  INFORMATION"  means  both  Aggregate  Information  and  Personal
Information pertaining lean SBO. "Aggregate Information" means information that describes the habits, usage patterns and/or demographics of SBOs as a group but does not identify any individual SBO by name nor provide information in a form which would enable the recipient of that information to identify the SBO. "PERSONAL INFORMATION" means information about and which identifies an individual SBO and which may include without limitation the SBO's (i) name, (ii) address, and (iii) data about a specific transaction that identifies the SBO involved.

     "YP.NET BASIC SERVICES" means the web site development and hosting services as changed from time to time and offered on the YP.Net Web Site, which includes all services listed in Exhibit B.

     "YP.NET CONTENT" means any articles or other editorial content provided by YP.Net under this Agreement and taken from the YP.Net Network.

     "YP.NET NETWORK" means YP. Net's Web Site, private label Web Sites, and any other Web Sites that provide Services to SBOs.

     "YP.NET SERVICES" means those services offered by YP.Net and consisting of the YP.Net Basic Services.

     "WEB PAGE" means content in the World Wide Web portion of the Internet accessed via a single URL, and excluding content on other Web Pages accessed via Links in said content.

     "WEB SITE" means a collection of Web Pages related in some manner and interconnected via Links, including all successor versions thereof that may evolve throughout the Term of this Agreement, regardless of whether or not marketed or promoted under the same name.

     Other Terms. All other initially capitalized terms will have the meanings assigned to them in this Agreement, including its Exhibits.

2.   CLIENTCARE INC PRIVATE LABEL SERVICE.

     2.1 DEVELOPMENT AND MAINTENANCE. YP.Net will develop, operate, maintain, and host the ClientCare Inc Private Label Service in accordance with this
Section 2 and the Specifications, The ClientCare Inc Private Label Service will provide ClientCare he's Tier 2 Associates and SBOs access to (i) the YP.Net Basic Services.

     2.2 LAUNCH. The parties will cooperate in good faith to make the ClientCare Inc Private Label Service available to ClientCare Inc SBOs according to the schedule as set forth in the Specifications (the "Launch Date").

     2.3 YP.NET BRANDING. The ClientCare Inc Private Label Service will be branded with a "Fueled by vista.com" logo as more specifically described in Exhibit A, which branding may be subject to periodic changes upon prior written notice by YP.Net to ClientCare Inc, and written approval by ClientCare Inc.

     2.4 DOMAIN NAME. ClientCare Inc will be solely responsible for registering and maintaining as a domain name the URL, at which the ClientCare Inc Private Label Service will be located and which the parties anticipate will be substantially similar to http://www.SBO.ezwsite.com. Any changes to that registered domain name during the Term shall be subject to agreement by the parties. ClientCare Inc and YP.Net will each receive full Media Metrix traffic credit for the ClientCare Inc Private Label Service.

     2.5 CLIENTCARE INC BRAND FEATURES. ClientCare Inc will provide YP.Net with such ClientCare Inc Brand Features as it determines in its sole discretion and any navigational elements associated with each, as necessary to permit YP.Net to create the ClientCare Inc Private Label Service and to comply with its obligations under this Agreement. ClientCare Inc will provide YP.Net with the


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ClientCare Inc Brand Features in an electronic format as reasonable requested by
YP.Net YP.Net will provide the content necessary to integrate the YP.Net Basic Services into the ClientCare Inc Private Label Service. Notwithstanding the obligations set forth in this Section, neither party will be obligated to provide to the other party any content or services or include any content or services in the ClientCare Inc Private Label Service or for any other Web Site, if doing so would put such party in breach of an existing contractual obligation.

     2.6 RESPONSIBILITY FOR THE CLIENTCARE INC PRIVATE LABEL SERVICE. As between YP.Net and ClientCare Inc, and except as expressly provided otherwise in this Agreement or in any related support services agreement, YP.Net will develop, operate, maintain and host the ClientCare Inc Private Label Service and all content contained therein, excluding user registration as provided under Section
2.7. The ClientCare Inc Private Label Service will be maintained and operated by YP.Net in accordance with the membership terms of service attached hereto as Exhibit C (the "Membership Terms of Service"), which shall at all times be substantially similar to the then-current membership agreement on the YP.Net Web Site. ClientCare Inc may modify these terms at their sole discretion.

     2.7 USER REGISTRATION. During the Term commencing with the Launch Date, ClientCare Inc will be responsible for registering users of the ClientCare Inc Private Label Service on ClientCare Inc's Web Site. Such registration process will require users to consent to the Membership Terms of Service, and ClientCare Inc will ensure that any user who does not consent to the Membership Terms of Service may not create a personalized web site through the ClientCare Inc Private Label Service. In addition, ClientCare Inc will make efforts to ensure that the registration process for the ClientCare Inc Private Label Service requires verification that the user is over the age of eighteen (18) and prohibits users under the age of eighteen (18) from creating a personalized Web Site through that Private Label Service.

     2.8 PARTNER SUPPORT. YP.Net will support ClientCare Inc, as set forth in Exhibit E.

     2.9 USER INFORMATION. YP.Net and ClientCare Inc will jointly own any and all User Information collected by either party from ClientCare Inc SBOs ("CLIENTCARE INC PRIVATE LABEL SERVICE USER INFORMATION"). ClientCare Inc Private Label Service User Information will be collected, disclosed, or used by the parties only in accordance with the privacy policy for the ClientCare Inc Private Label Service to be mutually agreed upon by the parties and attached hereto as Exhibit D (the "Privacy Policy") and in accordance with all applicable laws. After the Launch Date, YP.Net will provide ClientCare Inc Private Label Service User Information to ClientCare Inc on a monthly basis via an online reporting service. ClientCare Inc may modify this policy at their sole discretion.

3.   YP.NET NETWORK OFFERINGS.

     3.1 CLIENTCARE INC'S SALES OF SERVICE: As a reseller of YP.Net Services, ClientCare Inc may sell the YP.Net Basic Service to ClientCare Inc SBOs via the ClientCare Inc Private Label Service. ClientCare Inc will have sole discretion to set and determine the price at which it sells Services to ClientCare Inc SBOs.

     3.2 TIER 2 ASSOCIATES SIGN-UP. ClientCare Inc may sell the Private Label Services to Tier 2 Associates. Tier-2 Associates may sell to its own SBOs the YP.Net Basic Services. The Private Label Service that ClientCare Inc may sell to Tier 2 Associates will be primarily branded with the branding of the Tier 2 Associate and will include a "Fueled by vista.com", logo. Such Private Label Service will be hosted and maintained by YP.Net at a URL owned by such Tier 2 Associate. ClientCare Inc will have sole discretion to set and determine the price at which it sells the Private Label Service to Tier 2 Associates and the Tier 2 Associate will have sole discretion at which it sells the Private Label Service to SBOs.

4. MARKETING. During the Term, ClientCare Inc will use commercially reasonable efforts to promote and market the ClientCare Inc Private Label Service. Throughout the Term, the parties will use commercially reasonable efforts to meet periodically and create collaborative business development strategies to market and promote the ClientCare Inc Private Label Service and the Services. Those marketing efforts that have bean identified and agreed upon by the parties are set forth in Exhibit E.


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5.   BILLING, COLLECTIONS, PAYMENTS AND ACCOUNTING

     5.1 PAYMENT. During the Term of this Agreement, ClientCare Inc agrees to pay YP.Net in accordance with the following formulas.

          5.1.1 YP.NET BASIC SERVICES FORMULA. In connection with YP.Net Basic Services created each month during the Term by ClientCare Inc or ClientCare Inc's Tier 2 Associates, ClientCare Inc will be obligated to pay YP.Net the Monthly Service Fee (as set forth in Exhibit F) per ClientCare Inc SBO or ClientCare Inc Tier 2 Associate SBO, who are registered to receive those Services each month.

          5.1.2 PAYMENT. In the event YP.Net does not collect sufficient Net Revenues, Transaction Fees, or applicable taxes from ClientCare Inc SBOs and ClientCare Inc Tier 2 Associate SBOs, to cover the amounts owed by ClientCare Inc to YP.Net as calculated in this Section 5.1, then YP.Net will invoice ClientCare Inc for the difference. ClientCare Inc will pay YP.Net within thirty
(30) days from the date of such invoice. Invoices not paid within such time period shall be subject to a late payment charge of 1.5% per month (or the maximum rate permitted by law, whichever is lower) on the outstanding balance thereof, accruing from the due date. In the event that after a reconciliation per 5.3 below. YP.Net owes money to ClientCare Inc irrespective to the provisions of 5.3. ClientCare Inc can invoice YP.Net for that money & YP.Net must pay within 30 days from date of said invoice in like manner & kind to YP.Net's rights under this clause

     5.2 BILLING AND COLLECTION. ClientCare Inc hereby appoints YP.Net. and YP.Net accepts such appointment, to be ClientCare Inc's billing and collection agent for billing and collecting Gross Revenues from ClientCare Inc SBOs, and ClientCare Inc Tier 2 Associate SBOs. YP.Net will bill and collect said Gross Revenues on ClientCare Inc's behalf pursuant to Sections 3.1 and 3.2. ClientCare Inc may at any time and at its sole discretion, decided not to use the billing and collection services of YP.Net without penalty to ClientCare Inc.

     5.3 REMITTANCE. YP.Net will retain an amount equal to the payment owed by ClientCare Inc to YP.Net as calculated by the formulas set forth in Sections
5.1.1 and 5.1.2 above and will use commercial reasonable efforts to remit to ClientCare Inc ClientCare Inc's share of Net Revenues and applicable taxes via electronic funds transfer within thirty (30) business days following any month in which those Net Revenues have been collected. If at any time ClientCare Inc owes YP.Net any amount based upon a reconciliation of a prior month's billing, then YP.Net may retain an additional amount equal to the underpayment. Likewise, if after a reconciliation YP.Net owes ClientCare Inc, YP.Net will include such amount with the next month's remittance.

     5.4 REPORTING. Within ten (10) days after the end of each month during the Term, YP.Net will furnish ClientCare Inc with a statement itemizing the total amount of Gross and Net Revenues collected that month from all services for which ClientCare Inc is entitled to a share of the resulting Net Revenues. ClientCare Inc will be solely responsible for remitting any amounts due and owing to ClientCare Inc's Tier 2 Associates as agreed between ClientCare Inc and its Associates and as documented in the statement.

     5.5 CHARGEBACKS AND REFUNDS. In the event that an SBO stops payment or "charges back" its credit card for Services on the ClientCare Inc Private Label Service, then YP.Net may recoup any Net Revenues and applicable taxes remitted to ClientCare Inc for the Services that the SBO stopped payment. In the event an SBO requests a refund for Services not yet rendered (e.g., the SBO has prepaid for 1 year of service and requests a refund after six months), then YP.Net will provide a pro-rated refund and YP.Net may recoup that portion of Net Revenues remitted to ClientCare Inc for the refunded time period. In the event that an SBO requests a refund for Services due to a failure to provide requested Services, and YP.Net agrees that it failed to provide such Services, then YP.Net will refund SBO's


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payment  and  YP.Net  may  recoup  that  portion  of  Net  Revenues  remitted to
ClientCare Inc for those Services. In the event an SBO requests a refund for Services that were provided, then YP.Net may, in its discretion, decide whether to provide a refund to that SBO and if YP.Net decides to provide such refund, then YP.Net may recoup that portion of Net Revenues remitted to ClientCare Inc for those Services.

     5.6 AUDIT. During the Term and for a period of two (2) years following the termination or expiration of the Agreement, the parties agree to keep all usual and proper records and books of account and all usual and proper entries and other documentation relating to any and all transactions contemplated by this Agreement (collectively, "Business Records"). During the Term and for a period of two (2) years following the expiration or termination of this Agreement, each party will have the right to cause an audit and/or inspection to be made of the other party's records relevant to this agreement in order to verify statements issued by the other party and compliance with the terms of this Agreement. Any such audit will be conducted by an independent certified public accountant selected by the auditing party (other than on a contingent fee basis} and reasonably acceptable to the audited party. Any audit or inspection is to be conducted during regular business hours at the audited party's facilities upon at least ten (10) days written notice. Such audits may not be made more often than once in any twelve (12) month period. If any such audit reveals an underpayment of more than five percent (5%) related to the time period under audit, the reasonable costs and expenses to conduct such audit will be paid by the audited party and the audited party will pay such costs together with the amount of such underpayment within thirty (30) days from receipt of an invoice or statement therefore, itemizing the amounts of said underpayment and audit costs and including copies of relevant supporting documentation. All information disclosed or obtained in the course of conducting an audit will be Confidential Information of the audited party and used solely for the purpose of verifying compliance with the terms of this Agreement.

6.   LICENSE GRANT.

     6.1 During the Term and thereafter pursuant to Section 8.5, ClientCare Inc hereby grants YP.Net a worldwide, nonexclusive, royalty-free, fully paid-up, and. subject to Section 13.3, nontransferable license to use, reproduce, digitize, distribute, transmit, and publicly display ClientCare Inc Materials and ClientCare Inc Brand Features, as necessary for the development, operation, maintenance, and support of the ClientCare Inc Private Label Service and ClientCare Inc upon review and prior written approval of use by ClientCare Inc.

     6.2 During the Term and thereafter pursuant to Section 8.5, ClientCare Inc hereby grants YP.Net a worldwide, nonexclusive, royalty-free, fully paid-up and, subject to Section 13.3, license to use, reproduce, digitize, distribute, transmit, and publicly display and sublicense ClientCare Inc Materials over the YP.Net Network, including without limitation, on YP.Net's Web Site and all SBO Web Sites, Partner Private Label Web Sites, and their SBO Web Sites, provided that ClientCare Inc has provided written approval. Such materials will be removed upon termination of this Agreement.

     6.3 The parties agree that, except as expressly licensed to ClientCare Inc by this Agreement or by a separate license agreement as between the parties, YP.Net will retain all right, title, and interest in the ClientCare Inc Private Label Service, the YP.Net Network, YP.Net Basic Services, and all data, content, technologies and other property furnished by YP.Net to ClientCare Inc hereunder. Notwithstanding the foregoing, the parties agree that except as expressly licensed to YP.Net in this Agreement or a separate license agreement, ClientCare Inc will retain all right, title, and interest in the ClientCare Inc Web Site, ClientCare Inc Materials, ClientCare Inc Brand Features, ClientCare Inc Services and the ClientCare Inc Private Label Service domain name and all data, content, technologies and other property furnished by ClientCare Inc to YP.Net hereunder. Neither party will have any rights, title or interest in any materials, content or technology provided by the other party hereunder except as specifically provided in this Agreement and will not alter, modify, copy, edit, format, translate, create derivative works of or otherwise use any materials, content or technology provided by the other party except as explicitly provided herein or approved in advance in writing by the other party.


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7.   CONFIDENTIALITY

     7.1 Each party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Each party may disclose the terms and conditions of this Agreement to its employees, affiliates and its immediate legal and financial consultants on a need to know basis as required in the ordinary course of that party's business, provided that such employees, affiliates and/or legal and/or financial consultants agree in advance of disclosure to be bound by this Section 7. A party may disclose Confidential
Information as required by government or judicial order, provided each party gives the other party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure.

     7.2 Each party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and that each party may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

8.   TERM; TERMINATION

     8.1 The term of this Agreement will be three (2) years from the Effective Date subject to automatic, successive renewal terms of one (1) year each, unless either YP.Net or ClientCare Inc gives the other party written notice of its intent not to renew at least ninety (90) days prior to the expiration of the initial term or any succeeding term (collectively the "Term"). If YP.Net agreement with Vista is terminated, then this agreement is also terminated without penalty.

     8.2 TERMINATION FOR BANKRUPTCY. Either party may terminate this Agreement by written notice given to the other party, in the event the other party (i) files a petition in bankruptcy; or (ii) has a petition in bankruptcy filed against it by any third party, which is not dismissed within sixty (60) days. Termination pursuant to this Section shall take effect on the date notice by the terminating party is deemed given.

     8.3 TERMINATION FOR CAUSE. In addition to any other rights or remedies that either party may have under the circumstances, all of which are expressly reserved, either party may terminate this Agreement at any time, if the other party is in material breach of any warranty, representation, term, condition or covenant of this Agreement, .and fails to cure that breach within sixty (60) days after written notice given, outlining all reasons for said termination.

     8.4 EFFECTS OF TERMINATION. Upon the termination or expiration of this Agreement except to the extent provided pursuant to Section 8.5 below: (i) all rights and licenses granted hereunder and all obligations and covenants imposed hereunder will immediately cease; and (ii) except as expressly set forth herein, each party will: (A) stop using all Confidential Information of the other party then in its possession; (B) erase or destroy all such Confidential Information then residing in any computer memory or data storage apparatus in its possession or control; (C) at the option of such other party, either destroy or return to such other party all such Confidential Information in tangible form and all copies thereof; (D) remove all of the other party's Brand Features from the web sites and the YP.Net Network; and (E) YP.Net will remove all ClientCare Inc
Materials, including ClientCare Inc Editorial Content from the YP.Net Website and YP.Net Network, except that YP.Net is not required to remove ClientCare Inc Materials from any SBO's Website out of control of YP.Net. In the event of termination of this Agreement, for any reason each and every clause which by its nature is intended to survive the termination of this Agreement Including, without limitation, Sections 1, 2.4, 2.8, 5 (only to the extent that transactions are authorized prior to expiration or termination), 5.2, 7, 8, 9, 10, 11, 12, and 13 will survive termination or expiration.

     8.5  TRANSITION

          8.5.1 YP.NET DEFAULT. Upon termination of this Agreement by ClientCare Inc pursuant to Section 8.2 or 8.3, YP.Net will use commercially reasonable efforts to assist ClientCare Inc in transitioning the ClientCare Inc SBOs off the YP.Net Network to a third-party web-hosting site or ClientCare Inc's own site as designated by ClientCare Inc. For the purpose of this section Commercially Reasonable Efforts shall mean "documentation relating to ClientCare Inc SBO Web Sites and customer data files, and the site images, logos, banners, html content, (collectively "Transition Deliverables"). The Transition Deliverables are stored in an Oracle database and on an NFS file server. Vista shall provide the Transition Deliverables to ClientCare Inc in the form of a data snapshot on CD-ROM. An Oracle export file will be provided on CD-ROM for each database. The Oracle export file contains the database schema and all database date related to ClientCare Inc SBO Websites". If YP.Net Services are still maintained on the YP.Net Network, then ClientCare Inc's obligation to pay, and YP.Net's obligation to provide the services and billing and collection, shall continue as necessary for such transition.

          8.5.2 CLIENTCARE INC DEFAULT. Upon termination of this Agreement by Vista or YP.Net pursuant to Section 8.2 or 8.3, ClientCare Inc will use commercially reasonable efforts to assist YP.Net in transitioning the ClientCare Inc SBOs from the URL designated for the ClientCare Inc Private Label Service pursuant to Section 2.4 to a URL maintained by YP.Net. Specifically, ClientCare Inc will for up to six (6) months following termination or expiration maintain all of its SBO URLs and redirect such URLs to a URL agreed to by YP.Net and ClientCare Inc.

          8.5.3 EXPIRATION. Upon expiration pursuant to Section 8.1, ClientCare Inc and ClientCare Inc's Tier 2 Associates will no longer be entitled to sell Services to SBOs, YP.Net will continue to provide existing SBOs Services in accordance with the current Membership Agreement and the terms of this Agreement for up to two (2) additional years and pay ClientCare Inc there portions of the collected revenue as if this agreement was still in effect. In the event of expiration of this Agreement, Sections 1, 2.1, 2.3-2.5, 2.6, 2.8, 2.9, 6, 7, 8, 9, 10, 11, 12, and 13 will survive expiration for the two additional years.

9.   INDEMNITY

     9.1  BY YP.NET

          9.1.1 YP.Net shall indemnify, hold harmless and, at its sole expense, defend ClientCare Inc and any of ClientCare Inc's subsidiaries, affiliates, directors, officers, employees, agents and independent contractors from and against any and all third-party claims, suits, proceedings, costs and expenses (including attorneys' fees), liabilities, losses and damages (collectively, "Third-Party Claims") arising out of, or in any way related to:

               (i) Any actual or alleged breach of this Agreement or violation of applicable U.S. law by YP.Net;

               (ii) Any  YP.Net  Content or YP.Net Brand Features, regardless of where  located;  or

              (iii) The  development,  operation, maintenance and hosting of the
                    ClientCare Inc Private Label Service, excluding user registration for that Service and any ClientCare Inc Materials or ClientCare Inc Brand Features displayed in connection therewith.

          9.1.2 YP.Net's obligations under Section 9.1.1 shall be contingent on ClientCare Inc:

               (i) Providing YP.Net with reasonably prompt written notice of any such Third-Party Claim, for which it is seeking a defense and/or
                    indemnification                                  hereunder;

               (ii) Fully cooperates with, and provides Information or other assistance to, YP.Net upon request and at YP.Net's expense; and

              (iii) Allows  YP.Net to  control the defense and resolution of any such Third-Party Claim with legal counsel of YP.Net's choice.

Notwithstanding Section 9.1.2{iii) above, ClientCare Inc shall have the right to approve the settlement of any Third-Party Claim, which involves an admission or commitment by or on behalf of ClientCare Inc, other than the payment of money to be fully indemnified hereunder by YP.Net. Such approval shall not be unreasonably withheld or delayed.

          9.1.3 In the event YP.Net settles or otherwise resolves a Third-Party Claim for which it is obligated to indemnify ClientCare Inc hereunder, YP.Net agrees not to publicize said resolution without first obtaining ClientCare Inc's written permission, which permission will not be unreasonably withheld.

     9.2  By ClientCare Inc

          9.2.1 ClientCare Inc shall indemnify, hold harmless and, at its sole expense, defend YP.Net and any of YP.Net's subsidiaries, affiliates, directors, officers, employees, agents and Independent contractors from and against any and all Third-Party Claims (as defined in Section 9.1.1 above), arising out of, or in any way related to:

               (i) Any actual or alleged breach of this Agreement by ClientCare Inc;

               (ii) Any  ClientCare  Inc  Materials  or  ClientCare  Inc  Brand
                    Features, including in connection therewith infringement of any third-party's intellectual property rights, trade secrets or other proprietary rights; or

              (iii) Violation  of  applicable  U.S.  law,  regulation  or YP.Net policy by ClientCare Inc, by any ClientCare Inc Tier 2 Associate, or by the SBOs of either said party.

          9.2.2 ClientCare Inc's obligations under Section 9.2.1 shall be contingent on YP.Net:

               (i) Providing ClientCare Inc with reasonably prompt written notice of any such Third-Party Claim, for which it is seeking a defense and/or indemnification hereunder;

               (ii) Fully  cooperates  with,  and  provides information or other assistance to, ClientCare Inc upon request and at ClientCare Inc's expense; and

              (iii) Allows  ClientCare Inc to control the defense and resolution of any such Third-Party Claim with legal counsel of ClientCare Inc's choice.

Notwithstanding Section 9.2.2(iii) above, YP.Net shall have the right to approve the settlement of any Third-Party Claim, which involves an admission or commitment by or on behalf of YP.Net, other than the payment of money to be fully indemnified hereunder by ClientCare Inc. Such approval shall not be unreasonably withheld or delayed.

          9.2.3 In the event ClientCare Inc settles or otherwise resolves a Third-Party Claim for which it is obligated to indemnify YP.Net hereunder, ClientCare Inc agrees not to publicize said resolution without first obtaining YP.Net's written permission, which permission will not be unreasonably withheld.

10. DISCLAIMER OF WARRANTIES. EACH PARTY DISCLAIMS ANY AND ALL WARRANTIES OR REPRESENTATIONS EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE, NEITHER PARTY WARRANTS THAT ACCESS TO OR USE OF ANY WEB SITE, INCLUDING THE ClientCare Inc PRIVATE LABEL SERVICE, WILL BE UNINTERRUPTED OR ERROR-FREE. OR THAT ANY SOFTWARE OR SERVICES WILL MEET ANY PARTICULAR CRITERIA OF PERFORMANCE OR QUALITY.

ALSO, THERE IS NO WARRANTY OF TITLE OR NON-INFRINGEMENT OR QUIET ENJOYMENT WITH RESPECT TO ANY CONTENT, SERVICES OR WEB SITES REFERENCED OR PROVIDED UNDER THIS AGREEMENT.

11. LIMITATION OF LIABILITIES. EXCEPT FOR OBLIGATIONS OF CONFIDENTIALITY UNDER SECTION B AND OBLIGATIONS OF DEFENSE AND INDEMNITY PURSUANT TO SECTION 10, BOTH PARTIES AGREE THAT (i) NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION. DAMAGES FOR LOSS OF BUSINESS PROFITS. BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND (ii) THE TOTAL LIABILITY OF THE PARTIES TO EACH OTHER, AND EACH PARTY'S SOLE AND EXCLUSIVE REMEDY FOR ANY AND ALL CLAIMS RELATING TO OR ARISING UNDER THIS AGREEMENT WILL BE LIMITED TO THE AMOUNTS PAID HEREUNDER, WITH EACH PARTY RELEASING THE OTHER FROM ALL OBLIGATIONS, LIABILITY, CLAIMS OR DEMANDS IN EXCESS OF THAT AMOUNT.

NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 11 SHALL NOT RESTRICT EITHER PARTY'S ABILITY TO OBTAIN 1NJUNCTIVE OR OTHER EQUITABLE RELIEF.

12.  TAXES.

     12.1 The amounts to be paid by ClientCare Inc to YP.Net herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, any state or local sales or use taxes or any value added tax or business transfer tax now or hereafter imposed on the provision of goods end services to ClientCare Inc by YP.Net under this Agreement, regardless of whether the same are separately stated by YP.Net. All such taxes (and any penalties, interest, or other additions to any such taxes), with the exception of taxes imposed on YP.Net's income or with respect to YP.Net's property ownership, shall be the financial responsibility of ClientCare Inc. ClientCare Inc agrees to indemnify, defend and hold YP.Net harmless from any such taxes or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such taxes.

     12.2 ClientCare Inc will pay all applicable value added, sales and use taxes and other taxes levied on it by a duly constituted and authorized taxing authority on the software or services provided under this Agreement of any transaction related thereto in each country in which the services and/or property are being provided or in which the transactions contemplated hereunder are otherwise subject to tax, regardless of the method of delivery. Any taxes that-are owed by ClientCare Inc, (i) as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required or permitted to be collected from ClientCare Inc by YP.Net under applicable law, and (iii) are based upon the amounts payable under this Agreement (such taxes described in (i), (ii), and (iii) above the "Collected Taxes"), shall be remitted by ClientCare Inc to YP.Net, whereupon, upon request, YP.Net shall provide to ClientCare Inc tax receipts or other evidence indicating that such Collected Taxes have been collected by YP.Net and remitted to the appropriate taxing authority. ClientCare Inc may provide to YP.Net an exemption certificate acceptable to YP.Net and to the relevant taxing authority (including without limitation a resale certificate(s) in which case, after the date upon which such certificate is received in proper form, YP.Net shall not collect the taxes covered by such certificate.

     12.3 If, after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by ClientCare Inc to YP.Net. ClientCare Inc may deduct such taxes from the amount owed YP.Net and pay them to the appropriate taxing authority; provided however, that ClientCare Inc shall promptly secure and deliver to YP.Net an official receipt for any such taxes withheld or other documents necessary to enable YP.Net to claim a U.S. Foreign Tax Credit. ClientCare Inc will make certain that any taxes withheld are minimized to the extent possible under applicable law.

     12.4 This tax section shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

13.  GENERAL PROVISIONS

     13.1 INDEPENDENT CONTRACTORS. The parties are independent contractors with respect to each other, and nothing in this Agreement will be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties. The only agency relationship created by this Agreement is created in Section 5.2 regarding the provision of billing and collection services by YP.Net.

     13.2 GOVERNING LAW. This Agreement will be governed by the laws of the State of Arizona, excluding choice of law rules. The parties agree to jurisdiction and venue in the state and federal courts sitting in Maricopa County, Arizona. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party will be entitled to recover its costs, including reasonable attorneys' fees.

     13.3 ASSIGNMENT. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, except that either party will be permitted, without the other party's prior written consent, to assign its rights and obligations to an acquiring or successor entity in connection with a merger, a sale of its business or a sale of all or substantially all of its assets, upon prompt written notice thereof given to the other party once said assignment becomes certain and provided such successor is not a direct competitor of the other party. All terms and provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

     13.4 COSTS. Except as otherwise expressly provided herein, each party: (a) will be responsible for all costs associated with the performance obligations expressly undertaken by such party under this Agreement, and (b) will have no right to obtain reimbursement or other payment from the other party.

     13.5 CONSTRUCTION. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision will be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. The section headings used in this Agreement are intended for convenience only and will not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

     13.6 NOTICES. All notices and requests in connection with this Agreement will be given in writing and will be deemed given on the date of first attempted delivery (whether successful or not) to the intended recipient's last known address by messenger, delivery service, or in the United States of America mail, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

               To YP.Net:                    To ClientCare Inc:

               YP.Net                        ClientCare Inc, Inc.
               4840 E. Jasmine St., Ste 105  3546 E. Caballero Street
               Mesa,  AZ. 85205              Mesa,  AZ 85213

               Attention:                    Attention: Ron Howard

               Phone  480-654-9646           Phone: 480-832-1235
               Fax:   480-654-9727           Fax:   480-832-5511



or to such other address as the applicable party may designate pursuant to this notice provision.

     13.7 ENTIRE AGREEMENT. This Agreement and the attached Exhibits constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or communications. This Agreement will not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of YP.Net and ClientCare Inc by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement will constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

YP.NET                             CLIENTCARE INC, INC.


By: /s/ Greg Crane                By: /s/ Ron Howard
   ------------------------           -----------------------

Name (Print) Greg Crane           Name (Print) Ron Howard
            ---------------

Title E.V.P.                       Title Pres.
      ---------------------

Date 5-10-02                       Date 2-20-02
    -----------------------            ----------------------

                                    EXHIBIT A

                                 SPECIFICATIONS

I. DESIGN SPECIFICATIONS

     - YP.Net Basic Service as described in EXHIBIT B with the following modifications:
     - YP.Net (o provide an XML API to externally create e-generated sites based upon the transfer of user data collected through ClientCare Inc's sign-up process.
     - YP.Net will host the Private Label Sign-Up process with ClientCare Inc's unique branding requirements.
     -    YP.Net will enable the service for private labeling.
               URL will be private labeled as "SBO.ezwsite.com", ezwebsite icon position in Management Console. ClientCare Inc specific tab in the Management Console with link to ClientCare Inc website
     -    YP. Net will provide a Partner Dashboard for:
               Reporting
               Managing

II. TECHNICAL SPECIFICATIONS

     - Basic Service: YP. Net's Basic Service allows for the automatic generation of industry specific e-businesses for SBOs. YP.Net provides a cutting edge eBusiness solution which includes an integrated, comprehensive and diverse suite of services designed to allow small business owners to create a robust and professional online presence, promote their business, conduct secure e-commerce, service their customers, and measure the success of their business online.

     - XML API: This capability allows ClientCare Inc to send specific SBO information to YP.Net in a format that allows YP.Net to create sites for ClientCare Inc SBOs. There are two types of XML defined for inbound and outbound traffic: request XML and response XML. The request XML contains information such as partner information, customer information, company name, and desired url for the site. The response XML, sent in response to the receipt and processing of request XML, contains status information about the processing of site creation.

     - PRIVATE LABEL SIGN-UP: Private label sign-up process includes; custom offer & pricing page, online sign-up form, sample sites, and guided tour accessed through the ClientCare Inc web site.

     - PRIVATE LABEL SERVICE: ClientCare Inc SBOs will feel like they are using a service offering from ClientCare Inc. The SBO's URL will say SBO is at azwsite.com. When the customer administers their site, they will see the eZwebsite.com logo prominently placed at the top of the Management Console and they will see the ClientCare Inc tab in the Management Console offering specific ClientCare Inc services and information.

     - PARTNER DASHBOARD: This capability allows ClientCare Inc to manage the relationship with their SBOs, The Partner Dashboard is a key element of the easy to use functionality that allows ClientCare Inc to manage these relationships using the very same YP.Net technology that ClientCare Inc SBOs will be using. The Partner Dashboard will only be available to Partners, like ClientCare Inc and their Tier 2 Associates, and includes the ability to run pre-built reports for tracking the customer relationship. The Partner Dashboard also contains applications that allow ClientCare Inc to manage their SBO's. All of these capabilities are accessible via the ClientCare Inc Partner Dashboard.


III. CLIENTCARE INC PRIVATE LABEL SERVICE MOCK-UP

                                [GRAPHIC OMITTED]


II. BRANDING GUIDELINES

Every Management Console of the ClientCare Inc Private Label Service will contain the following "Fueled by vista" logo or other vista.com as may be updated by Vista from time to time (the "Logo");

[GRAPHIC OMITTED]

III. SCHEDULE

Both parties agree to use commercially reasonable efforts to complete the work specified by February 20, 2002

                                    EXHIBIT B

                              YP.NET BASIC SERVICES

YP.Net reserves the right to change the Vista Basic Service, and/or replace services upon reasonable notice to Customers. The YP.Net Basic Services include the following:
     -    Web Site Creation
               Web Site Set-up
               Web Site Hosting
     -    Content Offerings
               Content Editor
               Images
               Weather
               Maps
               Driving Directions
               Logo Creator
               Calculator
     -    Marketing Services
               Search Engine Placement
               Domain Registration
               Banner Ad Creation
               Banner Ad Exchange
               E-forms
               Message Templates
               Broadcast email
     -    Commerce Services
               Online Store
               Inventory Management
               Secure Shopping Cart
               Auto Tax Calculator
               Auto Shipping Calculator
               Order Processing
               Merchant Account Services
               Auctions
     -    Community Services
               Events Calendar
               Reservations
               Appointments
               Message Boards
               Chat
     -    Management Services
               Query Reporting
               Analysis
               Custom Reports
               Management Console
               Notification
     -    Storage
               20MB of Disk Space

                                    EXHIBIT C

                           MEMBERSHIP TERMS OF SERVICE

Welcome to www.ezwsite.com ClientCare Inc, Inc., ("ClientCare Inc"), a Arizona Corporation, provides the web site ClientCare Inc and all services offered through the web site (collectively the "Site"), subject to the following Web
Site Access Agreement ("Agreement"). Your access to and use of the Site is governed by this Agreement. As used in this Agreement "ClientCare Inc" "We," "Us," or "Our refers to ClientCare Inc, Inc. "You" or "Your" refers to you, a small business owner subscribing this Site.

                                TABLE OF CONTENTS
     ---------------------------------------------------------------------
     1.   ELECTRONIC TRANSACTIONS          11.  LINKS

     2.   DESCRIPTION OF SERVICE           12.  WARRANTIES

     3.   LICENSE TO USE THE SITE          13.  DISCLAIMER OF
                                                WARRANTIES

     4.   PROTECT YOUR PASSWORD:           14.  LIMITATION OF LIABILITY
          YOU AUTHORIZE ALL USES
          MADE OF IT

     5.   CLIENTCARE INC'S PRIVACY POLICY  15.  THIRD PARTY
                                                BENEFICIARY

     6.   CONDUCT ON THE SITE              16.  EXPORT CONTROLS

     7.   CONTENT SUBMITTED TO             17.  AMENDING THIS
          THE SITE                              AGREEMENT

     8.   INDEMNITY                        18.  FEES; PAYMENTS

     9.   RECORD RETENTION                 19.  GENERAL INFORMATION:
                                                WASHINGTON CHOICE OF
                                                LAW, JURISDICTION & VENUE;
                                                ONE YEAR STATUTE OF
                                                LIMITATIONS
     10.  TERMINATION
     ---------------------------------------------------------------------


1.   ELECTRONIC TRANSACTIONS
     -----------------------

Communications and transactions at this Site are conducted electronically, ClientCare Inc may provide all communications, disclosures, and notices electronically including, without limitation, in text on a web page or via email to any email address you may provide. - If you do not wish to deal with ClientCare Inc electronically, please do not use this Site.

All electronic records are deemed sent when properly addressed and when they enter an information processing system outside the control of the sender. All electronic records are deemed received when the record enters an information processing system that the recipient has designated or uses for the purpose of receiving electronic records of the type sent, in a form capable of being retrieved from that system.

2.   DESCRIPTION OF SERVICE
     ----------------------

The Site currently permits small business owners to maintain a business presence on the Internet via personalized web pages. Unless explicitly stated in any offer from ClientCare Inc to amend this Agreement, any new features that augment or enhance the current Site, including the release of new ClientCare Inc features and services, are subject to this Agreement

3.   LICENSE TO USE THE SITE
     -----------------------

ClientCare Inc hereby grants you a non-exclusive, non-transferable, personal license to access and use the Site solely as necessary to create and manage personalized web pages solely in connection with the operation of a licensed business ("Account"). Except for the license in this Section 3, ClientCare Inc retains all right, title, and interest in and to the Site. Subject to applicable law, ClientCare Inc reserves the right to suspend or deny, at its sole discretion, your access to all or any portion of the Site with or without notice. You may not access or use the Site or any portion of the Site if such access would violate any law. We advise you to retain a copy of this Agreement. Permission to reprint or electronically reproduce any content available on the Site, in whole or in part for any purpose other than as necessary to create and manage your Account is expressly prohibited, unless you have obtained prior written consent from ClientCare Inc. The Site is protected by copyrights, trademarks, service marks, patents or other proprietary rights and laws under both United States and foreign laws. All rights not expressly granted herein are reserved to ClientCare Inc and its licensors.

4.   PROTECT YOUR PASSWORD: YOU AUTHORISE ALL USES MADE OF IT.
     --------------------------------------------------------

You are responsible for maintaining the confidentiality of the password that you choose to access and use the Site and your Account. Subject to applicable law, you agree to be liable for all uses of your Account whether or not actually authorized by you, including but not limited to access to your Account information through the "Manage your Site" feature. This means that you should not supply your password to anyone who is not authorized to take actions for you.

5.   CLIENTCARE INC PRIVACY POLICY
     -----------------------------

Our Privacy Policy is a part of this Agreement and its terms are incorporated by
    --------------
this reference. Please read it now (by clicking on "Privacy Policy"). The policy explains how certain information about you may be used.

6.   CONDUCT ON THE SITE
     -------------------

You understand that all information, data, text, files, software, music, sound, photographs, graphics, video, messages or other posted or transmitted by you through your Account and the Site, are your sole responsibility. This means that you, and not ClientCare Inc, are entirely responsible for all content that you or users of your web site upload, post or otherwise transmit via the Site, ClientCare Inc does not control the content on this Site and does not guarantee the accuracy, integrity or quality of any content. You understand that by using the Site, you may be exposed to content that is offensive, indecent or objectionable. Further, you agree to not use the Site to:

(a) upload, post or otherwise transmit any content that is unlawful, harmful, threatening, abusive, harassing, tortuous, defamatory, slanderous, vulgar, obscene, libelous, invasive of another's privacy, hateful, embarrassing, or racially, ethnically or otherwise objectionable to any other person or entity as determined by ClientCare Inc in its sole discretion;

(b) impersonate any person or entity, including, but not limited to, a ClientCare Inc staff, or falsely state or otherwise misrepresent your affiliation with a person or other entity;

(c) forge headers or otherwise manipulate identifiers in order to disguise the origin of any content transmitted through the Site or develop restricted or password-only access pages, or hidden pages or images (those not linked to from another, accessible page);

(d) upload, post, or otherwise transmit any content that you do not have a right to transmit under any law or under contractual or fiduciary relationships (such as inside information, proprietary and confidential information learned or disclosed as part of employment relationships or under nondisclosure agreements);

(e) upload, post or otherwise transmit any content that infringes any patent, trademark, trade secret, copyright or other intellectual property or proprietary rights of any party or the privacy or publicity rights of others;

(f) upload, post or otherwise transmit any unsolicited or unauthorized advertising, promotional materials, "junk mail," "spam," "chain letters" "pyramid schemes," or any other form of solicitation;

(g) upload, post or otherwise transmit any content that contains viruses or any other computer code, files or programs which interrupt, destroy, limit the functionality of, or cause damage to any computer software or hardware or telecommunications equipment;

(h) disrupt the normal flow of dialogue, cause a screen to "scroll" faster than other users of the Site are able to type, or otherwise act in a manner that negatively affects other users' ability to engage in real time exchanges;

(i) interfere with or disrupt the Site or servers or networks connected to the Site, or fail to comply with any requirements, procedures, policies or regulations of networks connected to the Site;

(j) intentionally or unintentionally violate any applicable local, state, national or international law, including, but not limited to, regulations having the force of law;

(k)  "stalk," harass, or otherwise harm another;

(l)  collect or store personal data in violation of any laws governing privacy;

(m) promote or provide instructional information about illegal activities, promote physical harm or injury against any group or individual, or promote any act of cruelty to animals;

(n) use your Account as storage for remote loading or as a door or signpost to another home page, whether inside or beyond the Site;

(o) reproduce, duplicate, copy, sell, resell or exploit any portion of the Site, use of the Site, or access to the Site;

(p) engage in any other conduct that inhibits any other person from using or enjoying the Site;

(q) engage in any other behavior on the Site, which in ClientCare Inc's sole discretion is unacceptable.

ClientCare Inc may (but is not obligated) to remove your content and terminate your Account and access to the Site for any reason, with or without notice to you, including without limitation, your web page or any listings on your web page that do not conform with the rules for the Site.

7.   CONTENT SUBMITTED TO THE SITE
     -----------------------------

By submitting content to the Site for any purpose, including use in connection with your Account, you grant ClientCare Inc a world-wide, royalty-free, perpetual, irrevocable, non-exclusive license to use, copy, reproduce, modify, create derivative works from, adapt, and publish, edit, translate, sell, distribute, publicly perform and display the content without any limitation and in any media or any form now known or later developed for the purpose of providing you services under this Agreement. You acknowledge that ClientCare Inc does not pre-screen content, but that ClientCare Inc and its assignees will have the right (but not the obligation) in their sole discretion to refuse or remove any content that is available via the Site. You agree that you must evaluate and bear all risks associated with, the use of any content, including any reliance on the accuracy, completeness, or usefulness of such content.

8.   INDEMNITY
     ---------

You agree to defend, indemnify and hold harmless ClientCare Inc, and its subsidiaries, affiliates, officers, directors, agents, co-branders or other partners, and employees, harmless from any claim or demand, including reasonable attorneys' fees, due to or arising out of your content, your use of the Site or your Account your violation of the this Agreement or any third party's rights. ClientCare Inc reserves the right, at its own expense, to participate in the defense of any matter otherwise subject to indemnification from you but shall have no obligation to do so. You shall not settle any such claim or liability without the prior written consent of ClientCare Inc if the settlement would affect ClientCare Inc's ability to provide the Site.

9.   TERMINATION
     -----------

ClientCare Inc may terminate this Agreement and your access to the Site upon thirty (30) days notice with or without cause, ClientCare Inc may terminate this Agreement and your access to the Site immediately if you breach this Agreement. In the event that ClientCare Inc terminates this Agreement without cause and you have prepaid for services, you may request a refund of any undisputed prepaid fees.

10.  LINKS
     -----

We may provide, or third parties may provide, links to other Internet sites or resources. ClientCare Inc is not responsible for and does not endorse the informational content or any products or services available through other Internet sites or resources, and does not make any representations regarding its content or accuracy. We do not control any third party Internet sites and we are not liable for any technological, legal, or other consequences that arise out of your visit or transactions there. Your use of third party Internet sites is at your own risk and subject to the terms and conditions of use for such sites. This means that we are not your agent and will not be a party to any agreement that you may enter at third party Internet sites.

11.  WARRANTIES
     ----------

You represent and warrant for the benefit of ClientCare Inc and ClientCare Inc's licensors, suppliers, and any third parties mentioned on the Site that: (a) you possess the legal right and ability to enter into and make the representations and warranties contained in this Agreement; (b) all information that you submit to us is true and accurate; (c) you will keep your registration information current; (d) you will be responsible for all use of your Account even if such use was conducted without your authority or permission; (e) you will not use the Site for any purpose that is unlawful or prohibited by this Agreement: and (f) all content submitted to the Site is owned by you and ClientCare Inc's use of the content does not infringe or violate the intellectual property or other rights of any third parties; and (g) you have a valid business license.

12.  DISCLAIMER OF WARRANTIES
     ------------------------

THIS SITE AND ALL INFORMATION ACCESSIBLE ON OR THROUGH IT IS PROVIDED "AS IS," "AS AVAILABLE," "WITH ALL FAULTS," AND WITHOUT WARRANTY OF ANY KIND, ClientCare Inc GIVES NO EXPRESS WARRANTIES AND DISCLAIMS: (A) ALL IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY; FITNESS FOR A
PARTICULAR PURPOSE; AVAILABILITY OF THE SITE; LACK OF VIRUSES, WORMS, TROJAN HORSES, OR OTHER CODE THAT MANIFESTS CONTAMINATING OR DESTRUCTIVE PROPERTIES; ACCURACY, COMPLETENESS, RELIABILITY, TIMELINESS, CURRENCY, OR USEFULNESS OF ANY CONTENT ON THE SITE; AND (B) ANY DUTIES OF REASONABLE CARE, WORKMANLIKE EFFORT OR LACK OF NEGLIGENCE IN CONNECTION WITH THE SITE-QR CONTENT AVAILABLE ON IT. THE ENTIRE RISK AS TO SATISFACTORY QUALITY, PERFORMANCE, ACCURACY AND EFFORT IN CONNECTION WITH THE SITE AND CONTENT AVAILABLE ON IT IS BORN BY YOU.

IN ADDITION, ClientCare Inc DISCLAIMS ANY WARRANTIES OF NON-INFRINGEMENT, TITLE, OR QUIET ENJOYMENT IN CONNECTION WITH THE SITE AND INFORMATION AVAILABLE ON IT.

13.  LIMITATION OF LIABLLITY
     -----------------------

IN NO EVENT WILL ClientCare Inc BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY DAMAGES, OR AMY OTHER DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF DATA, PERSONAL INJURY, FAILURE TO MEET ANY DUTY INCLUDING ACTS OF GOOD FAITH OR OF REASONABLE CARE, LACK OF NEGLIGENCE, AND FOR ANY OTHER PECUNIARY OR OTHER LOSS WHATSOEVER) ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE USE THIS SITE AND ANY INFORMATION AVAILABLE ON IT, THE DELAY OR INABILITY TO USE THE SITE OR ANY INFORMATION, EVEN IN THE EVENT OF FAULT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF CONTRACT, OR BREACH OF WARRANTY OF ClientCare Inc AND EVEN IF ClientCare Inc HAS BEEN ADVISED OF THE" POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS AND EXCLUSIONS REGARDING DAMAGES APPLY EVEN IF ANY REMEDY FAILS.

NOTWITHSTANDING THE FOREGOING, IN NO EVENT WILL ClientCare Inc BE LIABLE FOR ANY AMOUNT IN EXCESS OF THE AMOUNT PAID BY YOU TO US FOR USE OF THE SITE.

SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF CERTAIN WARRANTIES OR THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES. ACCORDINGLY, SOME OF THE ABOVE LIMITATIONS OF SECTIONS 13 AND 14 MAY NOT APPLY TO YOU.

14.  THIRD PARTY BENEFICIARY
     -----------------------

15.  EXPORT CONTROLS
     ---------------

You agree to abide by U.S. and other applicable export control laws and not to transfer, by electronic transmission or otherwise, any content or software subject to restrictions under such laws to a destination prohibited under such laws, without first obtaining, and then complying with, any requisite government authorization. You further agree not to upload to your web site(s) hosted by ClientCare Inc any data or software that cannot be exported without prior written government authorization, including, but not limited to, certain types of encryption software.

16.  AMENDING THIS AGREEMENT
     -----------------------

This Agreement constitutes the entire agreement between you and ClientCare Inc about this Site and your use of it and it supercedes any prior or contemporaneous communications or displays whether electronic, oral, or written between you and ClientCare Inc regarding the Site (including, but not limited to, any prior versions of the Agreement). Except as described below in Section 17 regarding changes to fees, this Agreement may not be amended except by a specific offer from ClientCare Inc designated as an offer to amend its terms which is accepted by you in the manner indicated in the offer. If you accept the amended terms, they supersede any previous terms in the Agreement (or any amended version of the Agreement). If you do not accept the amended terms, you may terminate the Agreement and request a refund of any undisputed prepaid fees.

17.  FEES; PAYMENT
     -------------

Your use of the Site and your Account is subject to fees that ClientCare Inc sets from time to time. Click here to see the current fee schedule for the
                                    ----
services offered at the Site. ClientCare Inc reserves the right to change its services or any fees charged for them upon 30 days' notice. If you do not agree to changes in fees, you may terminate your Account. You are responsible to pay ClientCare Inc for all fees, duties, taxes, and assessments arising out of your use of this Site and your Account. Current applicable charges for the services are due in advance of each month for which the services are provided. If any service, other than the basic service plan, is selected by you, payment shall be due in full upon ordering the service. Only valid credit cards acceptable to ClientCare Inc may be used for orders placed at the site, and all refunds will be credited to the same card. By submitting your order for processing, you authorize us to charge your order (including taxes and any amounts shown to you before submission) to your card. If your card cannot be verified, is invalid, or is not otherwise acceptable, your order will be suspended automatically and we will send you an e-mail notice. You must resolve any problem within the time stated in the email notification or your order will be cancelled without further notice. You will also be liable for all attorney and collection fees arising from ClientCare Inc's efforts to collect any unpaid balance of your Account(s).

18.  GENERAL INFORMATION
     -------------------

This Agreement does not create any agency, employment, partnership, joint venture, franchise or other similar or special relationship between you and ClientCare Inc. Neither party will have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other party or its affiliates, whether express or implied, or to bind the other party or its affiliates in any respect whatsoever.

Your rights and obligations under this Agreement shall not be transferred or assigned directly or indirectly without the prior written consent of ClientCare Inc.

This Agreement and the relationship between you and ClientCare Inc is governed by the laws of the State of Arizona without regard to its conflict of law provisions. You and ClientCare Inc agree to submit to the personal and exclusive jurisdiction of the courts located within the county of Maricopa, Arizona. The failure of ClientCare Inc to exercise or enforce any right or provision of this Agreement will not constitute a waiver of such right or provision.

If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, then the provision (or portion) will be deemed superseded by valid enforceable language that most clearly matches the intent and allocation of risk in the original provision {or portion), and the other provisions of this Agreement remain in full force and effect. You agree that regardless of any statute or law to the contrary, any claim or cause of action arising out of or related to use of the Site or this Agreement must be filed within one (1) year after such claim or cause of action arose or be forever barred. The section titles in the Agreement are for convenience only and have no legal or contractual effect.

                                    EXHIBIT D

                                 PRIVACY POLICY

                       CLIENTCARE INC USER PRIVACY POLICY

This Privacy Statement describes how ClientCare Inc, Inc. may collect and uses information through www.ezwsite.com ("Site").

WHAT INFORMATION MIGHT CLFENTCARE TNC COLLECT FROM USERS OF THE SITE?

ClientCare Inc and ClientCare Inc's service providers might collect information that you provide that personally identifies you when you use the Site. Such information may include, but is not limited to, your name, e-mail alias, user identification password and other information which can be connected to you via use of cookies (described below) (collectively "Personal Information"). Additionally, in the event that you purchase products or services from the Site you will need to disclose financial information such as a credit card to pay for such products or services ("Financial Information"). ClientCare Inc may collect "AGGREGATE INFORMATION" which does not indicate the identity of any particular user, but describes the habits, usage patterns and/or demographics of users as a group.

WHAT ARE COOKIES AND HOW ARE THEY USED?

A cookie is a very small text file placed on your hard drive by a computer server. It serves as your identification card and is uniquely yours. Cookies tell us that you returned to a specific web page on our Site and help us track your preferences and transactional habits. Cookies recognize your password and help us personalize your experience at the Site by permitting our computer server to "remember" who you are.

By modifying your browser preferences you may chose to accept all cookies, to be notified when a cookie is set, or to reject all cookies. If you choose to reject all cookies you may be unable to use those ClientCare Inc services that require registration in order to participate. Generally, we might use cookies to:

(1) Remind us of who you are. This cookie is set when you register or "Sign In" and is modified when you "Sign Out" of our ClientCare Inc services.

(2) Estimate our audience size. Each browser accessing ClientCare Inc is given a unique cookie which is then used to determine the extent of repeat usage, usage by a registered user versus by an unregistered user, and to help target advertisements based on user interests and behavior.

(3) Measure certain traffic patterns, which areas of ClientCare Inc you or your page visitors have visited, and those visiting patterns in the aggregate. We use this research to understand how our users' habits are similar or different from one another so that we can make each new experience on ClientCare Inc a better one. We may use this information to better personalize the content, banners and promotions that you and other users may see on our sites.

(4) ClientCare Inc might also collects IP addressers system administration and to report aggregate information to our advertisers.

HOW MIGHT CLIENTCARE INC USE AND SHARE MY PERSONAL INFORMATION?

For Small Business Owners.
-------------------------

ClientCare Inc and ClientCare he's service providers might use your Personal Information to operate the Site, provide you services, open your Account, and enforce or investigate your Membership Terms of

Service regarding it. We also collect and store Personal Information regarding users that your personalized web pages (your Account).

For General Users Visiting Small Business Owner
-----------------------------------------------

ClientCare inc and ClientCare he's service providers might use your Personal Information to operate the Site provide you services, and to enforce or investigate our User Terms of Service and claims regarding it. Your Personal
Information may be stored and it may be shared with the small business owners whose web pages you visit ClientCare Inc does not control the use of your Personal Information made by any small business owner - so please contact them directly if you have questions about their policies concerning the use of your Personal Information.

PROMOTIONAL OFFERS FROM CLIENTCARE INC AND FROM THIRD PARTIES

We may send you information from time to time about ClientCare Inc's promotional offerings and we may share your Personal Information with third parties who wish to send you promotional offerings. Your consent to receipt of promotional offerings may be given to us via or in response to an email communication requesting your consent or otherwise during registration for use of the Site in the appropriate check boxes (if any) within the Site signifying your consent. To stop delivery of promotional information from ClientCare Inc please send e-mail to Ron@djronhoward.ocm. You may also be able to stop delivery of promotional
    -------------------
offerings  from  others  by  contacting  them  directly.

OTHER SITUATIONS IN WHICH PERSONAL INFORMATION MAY BE DISCLOSED

We store and disclose Personal Information as allowed or required by applicable law or when deemed advisable in ClientCare Inc's discretion. This means that we may make disclosures that am necessary or advisable to conform to legal and regulatory requirements or processes and to protect the rights, safety and property of ClientCare Inc, users of the Site and the public.

Financial Information: Generally, we do not share Financial Information with outside parties except to the extent necessary to provide you with any product or service that you may have purchased.

Aggregate Information: ClientCare Inc and ClientCare Inc's service providers reserve the right to freely use and distribute all Aggregate Information collected at this Site.

WHAT IS CLIENTCARE INC'S POLICY ABOUT ALLOWING ME TO UPDATE OR CORRECT MY PERSONAL INFORMATION?

You may update or edit your Personal Information at any time, if you are a small business owner, by accessing your Account, or if you are a user of the Site generally by sending email to Ron@djronhoward.ocm.
                                   -------------------

WHAT SECURITY PRECAUTIONS ARE IN PLACE TO PROTECT THE LOSS, MISUSE, OR ALTERATION OF MY INFORMATION?

We take reasonable steps to protect Personal Information and use encryption technology to help ensure security at the Site. However, no data transmission over the Internet or any wireless network can be guaranteed to be 100% secure. As a result, while we strive to protect your Personal Information ClientCare Inc cannot ensure or warrant the security of any information communicated to the Site.

QUESTIONS, COMMENTS, CONCERNS

     If you have any questions or comments about our use of Personal Information, please contact us at Ron@djronhoward.ocm--
                                  -------------------

                                    EXHIBIT E

                                    MARKETING

YP.NET OBLIGATIONS:

1. Provide position statements, marketing data, and branding requirements to ClientCare Inc to promote the Private Label Service.

2.   Promote Private Label Service via;
     2.1. A mutually agreed upon press release
     2.2. Additional marketing promotions will be mutually agreed upon by the parties

                                    EXHIBIT F
                              MONTHLY SERVICE FEE


         ------------------------------------
         Maximum Number     Monthly Per Site
         --------------     -----------------
         of Pages Per Site       Charge
         ------------------------------------
         56                 $         12.50 *
         ------------------------------------

* ClientCare to pay YP.Net Per Site, Per Month

                                    EXHIBIT G
                           PARTNER ESCALATION SUPPORT

Technical Support: Technical Support is provided by a designated specialist in the vista.com Customer Service Center ("CSC") in response to a request from the Partners designated Technical Contacts. The CSC is the focal point of service delivery and service interaction with partner. Both telephone support and electronic services are offered from the CSC. Only Partner's Contact(s) will communicate with the designated CSC specialists.

SUBMITTING A SERVICE REQUEST: TO SUBMIT A REQUEST FOR SERVICE, PARTNER HAS THREE SERVICE OPTIONS:

     (a) over the phone, Contact will dial vista.com service number as supplied to the Partner by vista.com. When a CSC specialist answers the phone, Partner contact will be prepared to discuss the problem with the specialist.

     (b) via electronic chat, contact will connect to support chat via the vista.com website (www.vista.com)

     (c) via email, Contact will enter the service request and send it to support@vista.com.

     In order to submit a service request, either telephonically or electronically, Partner will employ the following procedures:

     (a) provide a clear description that fully explains what the problem is, and when the problem occurs; and

     (b)  describe the steps taken to attempt to resolve the problem.

DEFINITIONS OF SUPPORT PRIORITIES:

     PRIORITY 1: (P1) status is reserved for critical and severe problems. These problems occur when the YP.Net service is down, thereby halting transactions throughout the site, and there is no workaround.

     PRIORITY 2: (P2) Serious problem: a major function is experiencing a reproducible problem which causes major inconvenience; common operations fail consistently; service exhibits system-wide security holes

     PRIORITY 3: (P3) Problem: a fundamental function is experiencing an intermittent problem, or a common operation sometimes fails; a less common operation fails consistently

     PRIORITY 4: (P4) Minor problems: a less common operation fails occasionally; all other errors

     Priority 5: (P5) Request for enhancements


SUPPORT RESPONSE TIME: Upon receipt of a service request, the designated CSC specialist will reply to Contact to discuss the problem within one (1) business hour on a P-1 request, within four (4) business hours on a P-2 request, within eight (8) hours on a P-3 request, and within twenty four (24) hours on a P-4 or P-5 request from the time of receipt of the service request. Business hours are standard operation hours of vista.com